EXHIBIT 99.1
FOR IMMEDIATE RELEASE

NMI Holdings, Inc. Reports Record Second Quarter 2024 Financial Results
EMERYVILLE, Calif., Jul. 30, 2024 -- NMI Holdings, Inc. (Nasdaq: NMIH) today reported net income of $92.1 million, or $1.13 per diluted share, for the second quarter ended June 30, 2024, compared to $89.0 million, or $1.08 per diluted share, for the first quarter ended March 31, 2024 and $80.3 million, or $0.95 per diluted share, for the second quarter ended June 30, 2023. Adjusted net income for the quarter was $97.6 million, or $1.20 per diluted share, compared to $89.0 million, or $1.08 per diluted share, for the first quarter ended March 31, 2024 and $80.3 million, or $0.95 per diluted share, for the second quarter ended June 30, 2023. The non-GAAP financial measures adjusted net income, adjusted diluted earnings per share and adjusted return on equity are presented in this release to enhance the comparability of financial results between periods. See “Use of Non-GAAP Financial Measures” and our reconciliation of such measures to their most comparable GAAP measures, below.

Adam Pollitzer, President and Chief Executive Officer of National MI, said, “In the second quarter, we again delivered standout operating performance, strong growth in our high-quality insured portfolio, and record financial results. We have built an exceptionally high-quality book covered by a comprehensive set of risk transfer solutions, our credit performance continues to stand ahead, and we have a robust balance sheet supported by the significant earnings power of our platform. Looking forward, we’re well positioned to continue delivering differentiated growth, returns and value for our shareholders.”

Selected second quarter 2024 highlights include:
•Primary insurance-in-force at quarter end was $203.5 billion, compared to $199.4 billion at the end of the first quarter and $191.3 billion at the end of the second quarter of 2023.
•Net premiums earned were $141.2 million, compared to $136.7 million in the first quarter and $126.0 million in the second quarter of 2023.
•Total revenue was $162.1 million, compared to $156.3 million in the first quarter and $142.7 million in the second quarter of 2023.
•Insurance claims and claim expenses were $0.3 million, compared to $3.7 million in the first quarter and $2.9 million in the second quarter of 2023. Loss ratio was 0.2% compared to 2.7% in the first quarter and 2.3% in the second quarter of 2023.
•Underwriting and operating expenses were $28.3 million, compared to $29.8 million in the first quarter and $27.4 million in the second quarter of 2023. Expense ratio was 20.1% compared to 21.8% in the first quarter and 21.8% in the second quarter of 2023.
•Net income was $92.1 million, up 3% compared to $89.0 million in the first quarter and up 15% compared to $80.3 million in the second quarter of 2023. Diluted EPS was $1.13, up 4% compared to $1.08 in the first quarter and up 19% compared to $0.95 in the second quarter of 2023.
•Adjusted net income was $97.6 million, up 10% compared to $89.0 million in the first quarter and up 22% compared to $80.3 million in the second quarter of 2023. Adjusted diluted EPS was $1.20, up 11% compared to $1.08 in the first quarter and up 26% compared to $0.95 in the second quarter of 2023. Adjusted net income and adjusted diluted EPS are calculated excluding the impact of non-recurring capital markets transaction costs incurred in connection with the debt refinancing completed in the second quarter of 2024.
•Shareholders’ equity was $2.0 billion at quarter end and book value per share was $25.65. Book value per share excluding the impact of net unrealized gains and losses in the investment portfolio was $27.54, up 4% compared to $26.42 in the first quarter and 17% compared to $23.53 in the second quarter of 2023.
•Annualized return on equity for the quarter was 18.3%, compared to 18.2% in the first quarter and 18.6% in the second quarter of 2023. Annualized adjusted return on equity was 19.4%, compared to 18.2% in the first quarter and 18.6% in the second quarter of 2023.

EXHIBIT 99.1
•At quarter-end, total PMIERs available assets were $2.8 billion and net risk-based required assets were $1.7 billion.

	Quarter Ended	Quarter Ended	Quarter Ended	Change (1)	Change (1)
	6/30/2024	3/31/2024	6/30/2023	Q/Q	Y/Y
INSURANCE METRICS ($billions)
Primary Insurance-in-Force	$203.5	$199.4	$191.3	2%	6%
New Insurance Written - NIW	12.5	9.4	11.5	33%	9%

FINANCIAL HIGHLIGHTS (Unaudited, $millions, except per share amounts)
Net Premiums Earned	$141.2	$136.7	$126.0	3%	12%
Net Investment Income	20.7	19.4	16.5	6%	25%
Insurance Claims and Claim Expenses	0.3	3.7	2.9	(93)%	(90)%
Underwriting and Operating Expenses	28.3	29.8	27.4	(5)%	3%
Adjusted Net Income	97.6	89.0	80.3	10%	22%

Adjusted Diluted EPS	$1.20	$1.08	$0.95	11%	26%
Book Value per Share (excluding net unrealized gains and losses) (2)	$27.54	$26.42	$23.53	4%	17%

Loss Ratio	0.2%	2.7%	2.3%
Expense Ratio	20.1%	21.8%	21.8%

(1)    Percentages may not be replicated based on the rounded figures presented in the table.
(2)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

Conference Call and Webcast Details
The company will hold a conference call, which will be webcast live today, July 30, 2024, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. The webcast will be available on the company's website, www.nationalmi.com, in the “Investor Relations” section. The conference call can also be accessed by dialing (844) 481-2708 in the U.S., or (412) 317-0664 internationally, by referencing NMI Holdings, Inc.
About NMI Holdings, Inc.
NMI Holdings, Inc. (NASDAQ: NMIH), is the parent company of National Mortgage Insurance Corporation (National MI), a U.S.-based, private mortgage insurance company enabling low down payment borrowers to realize home ownership while protecting lenders and investors against losses related to a borrower's default. To learn more, please visit www.nationalmi.com.
Cautionary Note Regarding Forward-Looking Statements
Certain statements contained in this press release or any other written or oral statements made by or on behalf of the Company in connection therewith may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). The PSLRA provides a “safe harbor” for any forward-looking statements. All statements other than statements of historical fact included in or incorporated by reference in this release are forward-looking statements, including any statements about our expectations, outlook, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believe,” “can,” “could,” “may,” “predict,” “assume,” “potential,” “should,” “will,” “estimate,” “perceive,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” and similar words or phrases. All forward-looking statements are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that may turn out to be inaccurate and could cause actual results to differ materially from those expressed in them. Many risks and uncertainties are inherent in our industry and markets. Others are more specific to our business and operations. Important factors that could cause actual events or results to differ materially from those indicated in such statements include, but are not limited to: changes in general economic, market and political conditions and policies (including changes in interest rates and inflation) and investment results or other conditions that affect the U.S. housing market or the U.S. markets for home mortgages, mortgage insurance, reinsurance and credit risk transfer

EXHIBIT 99.1
markets, including the risk related to geopolitical instability, inflation, an economic downturn (including any decline in home prices) or recession, and their impacts on our business, operations and personnel; changes in the charters, business practices, policies, pricing or priorities of Fannie Mae and Freddie Mac (collectively, the GSEs), which may include decisions that have the impact of decreasing or discontinuing the use of mortgage insurance as credit enhancement generally, or with first time homebuyers or on very high loan-to-value mortgages; or changes in the direction of housing policy objectives of the Federal Housing Finance Agency (“FHFA”), such as the FHFA’s priority to increase the accessibility to and affordability of homeownership for low-and-moderate income borrowers and underrepresented communities; our ability to remain an eligible mortgage insurer under the private mortgage insurer eligibility requirements (“PMIERs”) and other requirements imposed by the GSEs, which they may change at any time; retention of our existing certificates of authority in each state and the District of Columbia (“D.C.”) and our ability to remain a mortgage insurer in good standing in each state and D.C.; our future profitability, liquidity and capital resources; actions of existing competitors, including other private mortgage insurers and government mortgage insurers such as the Federal Housing Administration, the U.S. Department of Agriculture’s Rural Housing Service and the U.S. Department of Veterans Affairs, and potential market entry by new competitors or consolidation of existing competitors; adoption of new or changes to existing laws, rules and regulations that impact our business or financial condition directly or the mortgage insurance industry generally or their enforcement and implementation by regulators, including the implementation of the final rules defining and/or concerning “Qualified Mortgage” and “Qualified Residential Mortgage”; U.S. federal tax reform and other potential changes in tax law and their impact on us and our operations; legislative or regulatory changes to the GSEs’ role in the secondary mortgage market or other changes that could affect the residential mortgage industry generally or mortgage insurance industry in particular; potential legal and regulatory claims, investigations, actions, audits or inquiries that could result in adverse judgements, settlements, fines or other reliefs that could require significant expenditures or have other negative effects on our business; uncertainty relating to the coronavirus virus and its variants, including their impact on the global economy, the U.S. housing, real estate, housing finance and mortgage insurance markets, and our business, operations and personnel; our ability to successfully execute and implement our capital plans, including our ability to access the equity, credit and reinsurance markets and to enter into, and receive approval of, reinsurance arrangements on terms and conditions that are acceptable to us, the GSEs and our regulators; lenders, the GSEs, or other market participants seeking alternatives to private mortgage insurance; our ability to implement our business strategy, including our ability to write mortgage insurance on high quality low down payment residential mortgage loans, implement successfully and on a timely basis, complex infrastructure, systems, procedures, and internal controls to support our business and regulatory and reporting requirements of the insurance industry; our ability to attract and retain a diverse customer base, including the largest mortgage originators; failure of risk management or pricing or investment strategies; decrease in the length of time our insurance policies are in force; emergence of unexpected claim and coverage issues, including claims exceeding our reserves or amounts we had expected to experience; potential adverse impacts arising from natural disasters including, with respect to affected areas, a decline in new business, adverse effects on home prices, and an increase in notices of default on insured mortgages; climate risk and efforts to manage or regulate climate risk by government agencies could affect our business and operations; potential adverse impacts arising from the occurrence of any man-made disasters or public health emergencies, including pandemics; the inability of our counter-parties, including third party reinsurers, to meet their obligations to us; failure to maintain, improve and continue to develop necessary information technology systems or the failure of technology providers to perform; effectiveness and security of our information technology systems and digital products and services, including the risks these systems, products or services may fail to operate as expected or planned, or expose us to cybersecurity or third-party risks (including the exposure of our confidential customer and other information); and ability to recruit, train and retain key personnel. These risks and uncertainties also include, but are not limited to, those set forth under the heading “Risk Factors” detailed in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2023, as subsequently updated through other reports we file with the SEC. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. We caution you not to place undue reliance on any forward-looking statement, which speaks only as of the date on which it is made, and we undertake no obligation to publicly update or revise any forward-looking statement to reflect new information, future events or circumstances that occur after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law.
Use of Non-GAAP Financial Measures
We believe the use of the non-GAAP measures of adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) enhances the comparability of our fundamental financial performance between periods, and provides relevant information to investors. These non-GAAP financial measures align with the way the company's business performance is evaluated by management. These measures are not prepared in accordance with GAAP and should not be viewed as alternatives to GAAP measures of performance. These measures have been presented to increase transparency and enhance the comparability of our fundamental operating trends across periods. Other companies may calculate these measures differently; their measures may not be comparable to those we calculate and present.

EXHIBIT 99.1
Adjusted income before tax is defined as GAAP income before tax, excluding the pre-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred.
Adjusted net income is defined as GAAP net income, excluding the after-tax effects of net realized gains or losses from our investment portfolio, periodic costs incurred in connection with capital markets transactions, and other infrequent, unusual or non-operating items in the periods in which such items are incurred. Adjustments to components of pre-tax income are tax effected using the applicable federal statutory tax rate for the respective periods.
Adjusted diluted EPS is defined as adjusted net income divided by adjusted weighted average diluted shares outstanding. Adjusted weighted average diluted shares outstanding is defined as weighted average diluted shares outstanding, adjusted for changes in the dilutive effect of non-vested shares that would otherwise have occurred had GAAP net income been calculated in accordance with adjusted net income. There will be no adjustment to weighted average diluted shares outstanding in the periods that non-vested shares are anti-dilutive under GAAP.
Adjusted return on equity is calculated by dividing adjusted net income on an annualized basis by the average shareholders' equity for the period.
Adjusted expense ratio is defined as GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions, divided by net premiums earned.
Adjusted combined ratio is defined as the total of GAAP underwriting and operating expenses, excluding the pre-tax effects of periodic costs incurred in connection with capital markets transactions and insurance claims and claims expenses, divided by net premiums earned.
Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on investments, divided by shares outstanding.
Although adjusted income before tax, adjusted net income, adjusted diluted EPS, adjusted return-on-equity, adjusted expense ratio, adjusted combined ratio and book value per share (excluding net unrealized gains and losses) exclude certain items that have occurred in the past and are expected to occur in the future, the excluded items: (1) are not viewed as part of the operating performance of our primary activities; or (2) are impacted by market, economic or regulatory factors and are not necessarily indicative of operating trends, or both. These adjustments, and the reasons for their treatment, are described below.
(1)    Net realized investment gains and losses. The recognition of the net realized investment gains or losses can vary significantly across periods as the timing is highly discretionary and is influenced by factors such as market opportunities, tax and capital profile, and overall market cycles that do not reflect our current period operating results.
(2)    Capital markets transaction costs. Capital markets transaction costs result from activities that are undertaken to improve our debt profile or enhance our capital position through activities such as debt refinancing and capital markets reinsurance transactions that may vary in their size and timing due to factors such as market opportunities, tax and capital profile, and overall market cycles.
(3)    Other infrequent, unusual or non-operating items. Items that are the result of unforeseen or uncommon events, and are not expected to recur with frequency in the future. Identification and exclusion of these items provides clarity about the impact special or rare occurrences may have on our current financial performance. Past adjustments under this category include infrequent, unusual or non-operating adjustments related to severance, restricted stock modification and other expenses incurred in connection with the CEO transition announced in September 2021 and the effects of the release of the valuation allowance recorded against our net federal and certain state net deferred tax assets in 2016 and the re-measurement of our net deferred tax assets in connection with tax reform in 2017. We believe such items are infrequent or non-recurring in nature, and are not indicative of the performance of, or ongoing trends in, our primary operating activities or business.
(4) Net unrealized gains and losses on investments. The recognition of the net unrealized gains or losses on investment can vary significantly across periods and is influenced by factors such as interest rate movement, overall market and economic conditions, and tax and capital profiles. These valuation adjustments may not necessarily result in economic gains or losses and not reflective of ongoing operations. Trends in the profitability of our fundamental operating activities can be more clearly identified without the fluctuations of these unrealized gains or losses.

EXHIBIT 99.1

Investor Contact
John M. Swenson
Vice President, Investor Relations and Treasury
John.Swenson@nationalmi.com
(510) 788-8417

EXHIBIT 99.1

Consolidated statements of operations and comprehensive income (unaudited)	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$141,168	$125,985	$277,825	$247,739
Net investment income	20,688	16,518	40,124	31,412
Net realized investment losses	—	—	—	(33)
Other revenues	266	182	426	346
Total revenues	162,122	142,685	318,375	279,464
Expenses
Insurance claims and claim expenses	276	2,873	3,970	9,574
Underwriting and operating expenses	28,330	27,448	58,145	53,234
Service expenses	194	267	331	347
Interest expense	14,678	8,048	22,718	16,087
Total expenses	43,478	38,636	85,164	79,242

Income before income taxes	118,644	104,049	233,211	200,222
Income tax expense	26,565	23,765	52,082	45,480
Net income	$92,079	$80,284	$181,129	$154,742

Earnings per share
Basic	$1.15	$0.97	$2.25	$1.86
Diluted	$1.13	$0.95	$2.22	$1.83

Weighted average common shares outstanding
Basic	80,117	82,958	80,421	83,277
Diluted	81,300	84,190	81,703	84,504

Loss ratio (1)	0.2%	2.3%	1.4%	3.9%
Expense ratio (2)	20.1%	21.8%	20.9%	21.5%
Combined ratio (3)	20.3%	24.1%	22.4%	25.4%

Net income	$92,079	$80,284	$181,129	$154,742
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains in accumulated other comprehensive income, net of tax (benefit) expense of $(412) and $(4,120) for the three months ended June 30, 2024 and 2023, and $(3,141) and $4,513 for the six months ended June 30, 2024 and 2023, respectively	(1,549)	(15,499)	(11,454)	16,977
Reclassification adjustment for realized losses included in net income, net of tax benefit of $7 for the six months ended June 30, 2023	—	—	—	26
Other comprehensive (loss) income, net of tax	(1,549)	(15,499)	(11,454)	17,003
Comprehensive income	$90,530	$64,785	$169,675	$171,745

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1

Consolidated balance sheets (unaudited)	June 30, 2024	December 31, 2023
Assets	(In Thousands, except for share data)
Fixed maturities, available-for-sale, at fair value (amortized cost of $2,707,416 and $2,542,862 as of June 30, 2024 and December 31, 2023, respectively)	$2,520,990	$2,371,021
Cash and cash equivalents (including restricted cash of $1,152 and $1,338 as of June 30, 2024 and December 31, 2023, respectively)	62,629	96,689
Premiums receivable	76,455	76,456
Accrued investment income	21,439	19,785
Deferred policy acquisition costs, net	63,248	62,905
Software and equipment, net	28,848	30,252
Intangible assets and goodwill	3,634	3,634
Reinsurance recoverable	27,336	27,514
Prepaid federal income taxes	235,286	235,286
Other assets	62,038	16,965
Total assets	$3,101,903	$2,940,507

Liabilities
Debt	$414,249	$397,595
Unearned premiums	78,334	92,295
Accounts payable and accrued expenses	77,918	86,189
Reserve for insurance claims and claim expenses	125,443	123,974
Deferred tax liability, net	348,293	301,573
Other liabilities (1)	12,056	12,877
Total liabilities	1,056,293	1,014,503

Shareholders' equity
Common stock - $0.01 par value; 87,900,888 shares issued and 79,763,893 shares outstanding as of June 30, 2024 and 87,334,138 shares issued and 80,881,280 shares outstanding as of December 31, 2023 (250,000,000 shares authorized)	879	873
Additional paid-in capital	993,143	990,816
Treasury Stock, at cost: 8,136,995 and 6,452,858 common shares as of June 30, 2024 and December 31, 2023, respectively	(201,323)	(148,921)
Accumulated other comprehensive loss, net of tax	(151,371)	(139,917)
Retained earnings	1,404,282	1,223,153
Total shareholders' equity	2,045,610	1,926,004
Total liabilities and shareholders' equity	$3,101,903	$2,940,507

(1)    “Reinsurance funds withheld” has been reclassified as “Other liabilities” in the prior period.

EXHIBIT 99.1

Non-GAAP Financial Measure Reconciliations (unaudited)
	As of and for the three months ended			For the six months ended
	6/30/2024	3/31/2024	6/30/2023	06/30/24	6/30/2023
As Reported	(In Thousands, except for per share data)
Revenues
Net premiums earned	$141,168	$136,657	$125,985	$277,825	$247,739
Net investment income	20,688	19,436	16,518	40,124	31,412
Net realized investment losses	—	—	—	—	(33)
Other revenues	266	160	182	426	346
Total revenues	162,122	156,253	142,685	318,375	279,464
Expenses
Insurance claims and claim expenses	276	3,694	2,873	3,970	9,574
Underwriting and operating expenses	28,330	29,815	27,448	58,145	53,234
Service expenses	194	137	267	331	347
Interest expense	14,678	8,040	8,048	22,718	16,087
Total expenses	43,478	41,686	38,636	85,164	79,242

Income before income taxes	118,644	114,567	104,049	233,211	200,222
Income tax expense	26,565	25,517	23,765	52,082	45,480
Net income	$92,079	$89,050	$80,284	$181,129	$154,742

Adjustments:
Net realized investment losses	—	—	—	—	33
Capital markets transaction costs	6,966	—	—	6,966	—
Adjusted income before taxes	125,610	114,567	104,049	240,177	200,255

Income tax expense on adjustments (1)	1,463	—	—	1,463	7
Adjusted net income	$97,582	$89,050	$80,284	$186,632	$154,768

Weighted average diluted shares outstanding	81,300	82,099	84,190	81,703	84,504

Diluted EPS	$1.13	$1.08	$0.95	$2.22	$1.83
Adjusted diluted EPS	$1.20	$1.08	$0.95	$2.28	$1.83

Return-on-equity	18.3%	18.2%	18.6%	18.2%	18.4%
Adjusted return-on-equity	19.4%	18.2%	18.6%	18.8%	18.4%

Expense ratio (2)	20.1%	21.8%	21.8%	20.9%	21.5%
Adjusted expense ratio (3)	20.1%	21.8%	21.8%	20.9%	21.5%

Combined ratio (4)	20.3%	24.5%	24.1%	22.4%	25.4%
Adjusted combined ratio (5)	20.3%	24.5%	24.1%	22.4%	25.4%

Book value per share (6)	$25.65	$24.56	$21.25
Book value per share (excluding net unrealized gains and losses) (7)	$27.54	$26.42	$23.53

EXHIBIT 99.1
(1)    Marginal tax impact of non-GAAP adjustments is calculated based on our statutory U.S. federal corporate income tax rate of 21%, except for those items that are not eligible for an income tax deduction.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Adjusted expense ratio is calculated by dividing adjusted underwriting and operating expense (underwriting and operating expenses excluding costs related to capital markets reinsurance transactions) by net premiums earned.
(4)    Combined ratio is calculated by dividing the total of underwriting and operating expenses and insurance claims and claim expenses by net premiums earned.
(5)    Adjusted combined ratio is calculated by dividing the total of adjusted underwriting and operating expenses (underwriting and operating expenses excluding costs related to capital market reinsurance transaction) and insurance claims and claim expenses by net premiums earned.
(6)    Book value per share is calculated by dividing total shareholders' equity by shares outstanding.
(7)    Book value per share (excluding net unrealized gains and losses) is defined as total shareholders' equity, excluding the after-tax effects of unrealized gains and losses on our investment portfolio, divided by shares outstanding.

EXHIBIT 99.1

Historical Quarterly Data	2024		2023
	June 30	March 31	December 31	September 30	June 30
	(In Thousands, except for per share data)
Revenues
Net premiums earned	$141,168	$136,657	$132,940	$130,089	$125,985
Net investment income	20,688	19,436	18,247	17,853	16,518
Other revenues	266	160	193	217	182
Total revenues	162,122	156,253	151,380	148,159	142,685
Expenses
Insurance claims and claim expenses	276	3,694	8,232	4,812	2,873
Underwriting and operating expenses	28,330	29,815	29,716	27,749	27,448
Service expenses	194	137	185	239	267
Interest expense	14,678	8,040	8,066	8,059	8,048
Total expenses	43,478	41,686	46,199	40,859	38,636

Income before income taxes	118,644	114,567	105,181	107,300	104,049
Income tax expense	26,565	25,517	21,768	23,345	23,765
Net income	$92,079	$89,050	$83,413	$83,955	$80,284

Earnings per share
Basic	$1.15	$1.10	$1.03	$1.02	$0.97
Diluted	$1.13	$1.08	$1.01	$1.00	$0.95

Weighted average common shares outstanding
Basic	80,117	80,726	81,005	82,096	82,958
Diluted	81,300	82,099	82,685	83,670	84,190

Other data
Loss ratio (1)	0.2%	2.7%	6.2%	3.7%	2.3%
Expense ratio (2)	20.1%	21.8%	22.4%	21.3%	21.8%
Combined ratio (3)	20.3%	24.5%	28.5%	25.0%	24.1%

(1)    Loss ratio is calculated by dividing insurance claims and claim expenses by net premiums earned.
(2)    Expense ratio is calculated by dividing underwriting and operating expenses by net premiums earned.
(3)    Combined ratio may not foot due to rounding.

EXHIBIT 99.1
Portfolio Statistics
The table below highlights trends in our primary portfolio as of the date and for the periods indicated.

Primary portfolio trends	As of and for the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	($ Values In Millions, except as noted below)
New insurance written (NIW)	$12,503	$9,398	$8,927	$11,334	$11,478
New risk written	3,335	2,486	2,354	3,027	3,022
Insurance-in-force (IIF) (1)	203,501	199,373	197,029	194,781	191,306
Risk-in-force (RIF) (1)	53,956	52,610	51,796	51,011	49,875
Policies in force (count) (1)	645,276	635,662	629,690	622,993	611,441
Average loan size ($ value in thousands) (1)	$315	$314	$313	$313	$313
Coverage percentage (2)	26.5%	26.4%	26.3%	26.2%	26.1%
Loans in default (count) (1)	4,904	5,109	5,099	4,594	4,349
Default rate (1)	0.76%	0.80%	0.81%	0.74%	0.71%
Risk-in-force on defaulted loans (1)	$401	$414	$408	$359	$335
Average net premium yield (3)	0.28%	0.28%	0.27%	0.27%	0.27%
Earnings from cancellations	$1.0	$0.6	$1.0	$0.9	$1.1
Annual persistency (4)	85.4%	85.8%	86.1%	86.2%	86.0%
Quarterly run-off (5)	4.2%	3.6%	3.4%	4.1%	3.7%
(1)    Reported as of the end of the period.
(2)    Calculated as end of period RIF divided by end of period IIF.
(3)    Calculated as net premiums earned, divided by average primary IIF for the period, annualized.
(4)    Defined as the percentage of IIF that remains on our books after a given twelve-month period.
(5)    Defined as the percentage of IIF that is no longer on our books after a given three-month period.

NIW, IIF and Premiums
    The tables below present primary NIW and primary and pool IIF, as of the dates and for the periods indicated.

Primary NIW	For the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(In Millions)
Monthly	$12,288	$9,175	$8,614	$11,038	$11,266
Single	215	223	313	296	212
Primary	$12,503	$9,398	$8,927	$11,334	$11,478

Primary and pool IIF	As of
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(In Millions)
Monthly	$184,862	$180,343	$177,764	$175,308	$171,685
Single	18,639	19,030	19,265	19,473	19,621
Primary	203,501	199,373	197,029	194,781	191,306

Pool	—	—	—	—	1,000
Total	$203,501	$199,373	$197,029	$194,781	$192,306

EXHIBIT 99.1
    The following table presents the amounts related to the company's quota-share reinsurance transactions (the 2016 QSR Transaction, 2018 QSR Transaction, 2020 QSR Transaction, 2021 QSR Transaction, 2022 QSR Transaction, 2022 Seasoned QSR Transaction, 2023 QSR Transaction, and 2024 QSR Transaction and collectively, the QSR Transactions), insurance-linked note transactions (2019 ILN Transaction, 2020-2 ILN Transaction, 2021-1 ILN Transaction, and 2021-2 ILN Transaction and collectively, the ILN Transactions), and traditional reinsurance transactions (2022-1 XOL Transaction, 2022-2 XOL Transaction, 2022-3 XOL Transaction, 2023-1 XOL Transaction, 2023-2 XOL Transaction, and 2024 XOL Transaction and collectively, the XOL Transactions) for the periods indicated.

	For the three months ended
	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
	(In Thousands)
The QSR Transactions
Ceded risk-in-force	$12,815,434	$12,669,207	$12,626,541	$12,753,261	$12,761,294
Ceded premiums earned	(41,555)	(41,269)	(41,218)	(42,015)	(42,002)
Ceded claims and claim (benefits) expenses	(138)	659	2,447	2,221	803
Ceding commission earned	10,222	10,292	9,561	9,808	9,877
Profit commission	24,351	23,407	22,057	22,184	23,486
The ILN Transactions (1)
Ceded premiums	$(5,858)	$(5,976)	$(6,305)	$(6,925)	$(8,815)
The XOL Transactions
Ceded Premiums	$(9,403)	$(9,223)	$(8,302)	$(7,968)	$(7,672)
(1)    Effective July 25, 2023 and July 25, 2024, NMIC exercised its optional call to terminate and commute its previously outstanding excess of loss reinsurance agreement with Oaktown Re II Ltd. and Oaktown Re III Ltd., respectively. NMIC no longer makes risk premium payments to Oaktown Re II Ltd. and Oaktown Re III Ltd., thereafter.
The tables below present our total primary NIW by FICO, loan-to-value (LTV) ratio, and purchase/refinance mix for the periods indicated.

Primary NIW by FICO	For the three months ended			For the six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(In Millions)
>= 760	$6,797	$4,888	$6,919	$11,685	$12,170
740-759	2,154	1,797	1,836	3,951	3,350
720-739	1,537	1,220	1,541	2,757	2,648
700-719	1,084	780	668	1,864	1,124
680-699	635	530	413	1,165	755
<=679	296	183	101	479	165
Total	$12,503	$9,398	$11,478	$21,901	$20,212
Weighted average FICO	757	757	763	757	762

Primary NIW by LTV	For the three months ended			For the six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(In Millions)
95.01% and above	$1,768	$1,062	$1,003	$2,830	$1,361
90.01% to 95.00%	5,645	4,414	5,323	10,059	9,408
85.01% to 90.00%	3,739	2,931	3,891	6,670	7,125
85.00% and below	1,351	991	1,261	2,342	2,318
Total	$12,503	$9,398	$11,478	$21,901	$20,212
Weighted average LTV	92.3%	92.3%	92.0%	92.3%	91.9%

EXHIBIT 99.1

Primary NIW by purchase/refinance mix	For the three months ended			For the six months ended
	June 30, 2024	March 31, 2024	June 30, 2023	June 30, 2024	June 30, 2023
	(In Millions)
Purchase	$12,257	$9,157	$11,233	$21,414	$19,727
Refinance	246	241	245	487	485
Total	$12,503	$9,398	$11,478	$21,901	$20,212
The table below presents a summary of our primary IIF and RIF by book year as of June 30, 2024.

Primary IIF and RIF	As of June 30, 2024
	IIF	RIF
Book Year	(In Millions)
2024	$21,445	$5,700
2023	36,792	9,694
2022	50,462	13,420
2021	56,248	14,868
2020	24,096	6,475
2019 and before	14,458	3,799
Total	$203,501	$53,956
    The tables below present our total primary IIF and RIF by FICO and LTV, and total primary RIF by loan type as of the dates indicated.

Primary IIF by FICO	As of
	June 30, 2024	March 31, 2024	June 30, 2023
	(In Millions)
>= 760	$101,531	$99,195	$94,931
740-759	36,135	35,416	33,841
720-739	28,479	28,033	26,862
700-719	19,295	18,904	18,261
680-699	13,138	13,002	12,506
<=679	4,923	4,823	4,905
Total	$203,501	$199,373	$191,306

Primary RIF by FICO	As of
	June 30, 2024	March 31, 2024	June 30, 2023
	(In Millions)
>= 760	$26,692	$25,935	$24,472
740-759	9,624	9,392	8,888
720-739	7,634	7,484	7,090
700-719	5,217	5,089	4,865
680-699	3,530	3,479	3,315
<=679	1,259	1,231	1,245
Total	$53,956	$52,610	$49,875

EXHIBIT 99.1

Primary IIF by LTV	As of
	June 30, 2024	March 31, 2024	June 30, 2023
	(In Millions)
95.01% and above	$21,556	$20,277	$18,141
90.01% to 95.00%	99,355	97,028	91,719
85.01% to 90.00%	62,461	61,169	58,210
85.00% and below	20,129	20,899	23,236
Total	$203,501	$199,373	$191,306

Primary RIF by LTV	As of
	June 30, 2024	March 31, 2024	June 30, 2023
	(In Millions)
95.01% and above	$6,698	$6,275	$5,600
90.01% to 95.00%	29,354	28,663	27,097
85.01% to 90.00%	15,500	15,174	14,400
85.00% and below	2,404	2,498	2,778
Total	$53,956	$52,610	$49,875

Primary RIF by Loan Type	As of
	June 30, 2024	March 31, 2024	June 30, 2023
Fixed	98%	98%	98%
Adjustable rate mortgages:
Less than five years	—	—	—
Five years and longer	2	2	2
Total	100%	100%	100%
The table below presents a summary of the change in total primary IIF for the dates and periods indicated.

Primary IIF	As of and for the three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(In Millions)
IIF, beginning of period	$199,373	$197,029	$186,724
NIW	12,503	9,398	11,478
Cancellations, principal repayments and other reductions	(8,375)	(7,054)	(6,896)
IIF, end of period	$203,501	$199,373	$191,306

EXHIBIT 99.1
Geographic Dispersion
    The following table shows the distribution by state of our primary RIF as of the periods indicated.

Top 10 primary RIF by state	As of
	June 30, 2024	March 31, 2024	June 30, 2023
California	10.1%	10.2%	10.4%
Texas	8.8	8.8	8.7
Florida	7.5	7.5	7.9
Georgia	4.2	4.2	4.1
Washington	3.9	3.9	4.0
Illinois	3.9	3.9	3.9
Virginia	3.8	3.9	4.0
Pennsylvania	3.4	3.4	3.4
Colorado	3.2	3.2	3.4
Maryland	3.1	3.2	3.3
Total	51.9%	52.2%	53.1%

    The table below presents selected primary portfolio statistics, by book year, as of June 30, 2024.

	As of June 30, 2024
Book Year	Original Insurance Written	Remaining Insurance in Force	% Remaining of Original Insurance	Policies Ever in Force	Number of Policies in Force	Number of Loans in Default	# of Claims Paid	Incurred Loss Ratio (Inception to Date) (1)	Cumulative Default Rate (2)	Current default rate (3)
	($ Values In Millions)
2015 and prior	$16,035	$1,000	6%	67,989	5,690	82	201	2.7%	0.4%	1.4%
2016	21,187	1,773	8%	83,626	9,600	177	177	1.8%	0.4%	1.8%
2017	21,582	2,169	10%	85,897	12,167	266	169	2.1%	0.5%	2.2%
2018	27,295	2,671	10%	104,043	14,271	383	165	2.6%	0.5%	2.7%
2019	45,141	6,845	15%	148,423	29,876	437	76	2.0%	0.3%	1.5%
2020	62,702	24,096	38%	186,174	82,730	516	30	1.5%	0.3%	0.6%
2021	85,574	56,248	66%	257,972	183,369	1,331	48	3.6%	0.5%	0.7%
2022	58,734	50,462	86%	163,281	145,728	1,352	20	17.1%	0.8%	0.9%
2023	40,473	36,792	91%	111,994	104,423	346	2	11.4%	0.3%	0.3%
2024	21,901	21,445	98%	58,320	57,422	14	—	2.3%	—%	—%
Total	$400,624	$203,501		1,267,719	645,276	4,904	888
(1)    Calculated as total claims incurred (paid and reserved) divided by cumulative premiums earned, net of reinsurance.
(2)    Calculated as the sum of the number of claims paid ever to date and number of loans in default divided by policies ever in force.
(3)    Calculated as the number of loans in default divided by number of policies in force.

EXHIBIT 99.1

The following table provides a reconciliation of the beginning and ending reserve balances for primary insurance claims and claim expenses:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
	(In Thousands)
Beginning balance	$127,182	$108,157	$123,974	$99,836
Less reinsurance recoverables (1)	(27,880)	(23,479)	(27,514)	(21,587)
Beginning balance, net of reinsurance recoverables	99,302	84,678	96,460	78,249

Add claims incurred:
Claims and claim expenses incurred:
Current year (2)	17,396	17,262	50,372	44,870
Prior years (3)	(17,120)	(14,389)	(46,402)	(35,296)
Total claims and claim expenses incurred	276	2,873	3,970	9,574

Less claims paid:
Claims and claim expenses paid:
Current year (2)	—	54	—	54
Prior years (3)	1,471	1,072	2,323	1,344
Total claims and claim expenses paid	1,471	1,126	2,323	1,398

Reserve at end of period, net of reinsurance recoverables	98,107	86,425	98,107	86,425
Add reinsurance recoverables (1)	27,336	24,023	27,336	24,023
Ending balance	$125,443	$110,448	$125,443	$110,448
(1)    Related to ceded losses recoverable under the QSR Transactions.
(2)    Related to insured loans with their most recent defaults occurring in the current year. For example, if a loan defaulted in a prior year and subsequently cured and later re-defaulted in the current year, the default would be included in the current year. Amounts are presented net of reinsurance and included $43.1 million attributed to net case reserves and $6.4 million attributed to net IBNR reserves for the six months ended June 30, 2024 and $39.1 million attributed to net case reserves and $5.0 million attributed to net IBNR reserves for the six months ended June 30, 2023.
(3)    Related to insured loans with defaults occurring in prior years, which have been continuously in default before the start of the current year. Amounts are presented net of reinsurance and included $39.2 million attributed to net case reserves and $6.3 million attributed to net IBNR reserves for the six months ended June 30, 2024 and $30.3 million attributed to net case reserves and $4.5 million attributed to net IBNR reserves for the six months ended June 30, 2023.

The following table provides a reconciliation of the beginning and ending count of loans in default:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
Beginning default inventory	5,109	4,475	5,099	4,449
Plus: new defaults	1,728	1,417	3,604	2,975
Less: cures	(1,869)	(1,493)	(3,686)	(3,000)
Less: claims paid	(59)	(46)	(101)	(67)
Less: rescission and claims denied	(5)	(4)	(12)	(8)
Ending default inventory	4,904	4,349	4,904	4,349

EXHIBIT 99.1
    The following table provides details of our claims paid, before giving effect to claims ceded under the QSR Transactions, for the periods indicated:

	For the three months ended June 30,		For the six months ended June 30,
	2024	2023	2024	2023
	($ Values In Thousands)
Number of claims paid (1)	59	46	101	67
Total amount paid for claims	$1,877	$1,386	$3,022	$1,730
Average amount paid per claim	$32	$30	$30	$26
Severity (2)	54%	62%	54%	56%
(1)    Count includes 19 and 35 claims settled without payment during the three and six months ended June 30, 2024, respectively, and 17 and 24 claims settled without payment during the three and six months ended June 30, 2023, respectively.
(2)    Severity represents the total amount of claims paid including claim expenses divided by the related RIF on the loan at the time the claim is perfected, and is calculated including claims settled without payment.

    The following table shows our average reserve per default, before giving effect to reserves ceded under the QSR Transactions, as of the dates indicated:

	As of June 30,
Average reserve per default:	2024	2023
	(In Thousands)
Case (1)	$23.6	$23.5
IBNR (1)(2)	2.0	1.9
Total	$25.6	$25.4
(1)    Defined as the gross reserve per insured loan in default.
(2)    Amount includes claims adjustment expenses.

    The following table provides a comparison of the PMIERs available assets and net risk-based required asset amount as reported by NMIC as of the dates indicated:

	As of
	June 30, 2024	March 31, 2024	June 30, 2023
	(In Thousands)
Available Assets	$2,827,721	$2,821,803	$2,491,280
Net risk-based required assets	1,651,569	1,561,655	1,317,961